Exhibit 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in the Registration Statements on Form S-8 of Ocean Bio-Chem, Inc. (File Nos. 333-204520 and 333-176268) of our report dated March 30, 2016, relating to the consolidated financial statements of Ocean Bio-Chem, Inc., as of, and for the year ended December 31, 2015, appearing in the Annual Report on Form 10-K of Ocean Bio-Chem, Inc. for the year ended December 31, 2016.

/s/ Goldstein Schechter Koch P.A.

Certified Public Accountants

Fort Lauderdale, FL

March 31, 2017